Exhibit 10.1

SECOND AMENDMENT TO SEVERANCE AGREEMENT

This Amendment to Severance Agreement (this “Amendment”) is made effective as of October 31, 2014, by and between Tessera Technologies, Inc., a Delaware corporation (the “Company”), and John Thode (“Executive”).

WHEREAS, the Company and Executive are parties to that certain Severance Agreement dated as of February 7, 2013 and amended the by that certain Amendment to Severance Agreement dated as of June 27, 2014 (collectively, the “Existing Agreement”); and

WHEREAS, the Company and Executive desire to amend the Existing Agreement on the terms and conditions set forth herein.

The parties agree as follows:

1. Amendment to Definition of Good Reason. The Company acknowledges that, based on certain events, Executive has “Good Reason” under the Existing Agreement. The parties are continuing to work together in order to find a continuing role for Executive with the Company. In order to give the parties additional time to come to a mutually agreeable resolution, the Company hereby agrees to extend the time period during which Executive may provide written notice to the Company of his intent to resign for Good Reason under the Existing Agreement through the earlier of (a) November 30, 2014, or (b) the date of Executive’s Separation from Service. In the event that the Company does not cure such Good Reason within thirty (30) days of such written notice from Executive, or the Company provides Executive with written notice that no cure is possible, Executive may then resign for Good Reason, which resignation must occur no later than December 31, 2014. Nothing in this paragraph shall prevent the Company from terminating Executive’s employment with or without Cause under the Existing Agreement.

2. Miscellaneous. Except as amended by this Amendment, the Existing Agreement shall remain in full force and effect in accordance with the terms and conditions thereof. In the event of any conflict between the original terms of the Existing Agreement and this Amendment, the terms of this Amendment shall prevail. This Amendment will be governed by and construed in accordance with the laws of the United States and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Defined terms used herein without definition shall have the meanings given to such terms in the Existing Agreement.

3. Consultation with Legal and Financial Advisors. By executing this Amendment, Executive acknowledges that this Amendment confers significant legal rights, and may also involve the waiver of rights under other agreements; that the Company has encouraged Executive to consult with Executive’s personal legal and financial advisors; and that Executive has had adequate time to consult with Executive’s advisors before executing this Amendment.

(Signature Page Follows)

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

TESSERA TECHNOLOGIES, INC.

Dated: October 31, 2014	By:	/s/ Thomas Lacey
	Name:	Thomas Lacey
	Title:	Chief Executive Officer

EXECUTIVE

Dated: October 31, 2014	/s/ John Thode
John Thode

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